                                                                   EXHIBIT 1(C)


                               CMS ENERGY TRUST I

               % CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
             --             (CONVERTIBLE QUIPS(SM)*)
                (liquidation amount $50 per preferred security)
                    fully and unconditionally guaranteed by,
             and convertible into, common stock, $.01 par value, of

                             CMS ENERGY CORPORATION

                         ------------------------------


                             UNDERWRITING AGREEMENT


                                                                          , 1997
                                                                  --------

Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co.
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         CMS Energy Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and CMS Energy Corporation, a Michigan corporation, as depositor of the Trust and as guarantor (the "Company"), propose that the Trust, subject to the terms and conditions stated herein, issue and sell to the firms named in Schedule I hereto (the "Underwriters") an aggregate of 3,000,000 (the "Firm Securities") and, at the election of the Underwriters, up to an additional 450,000 (the "Optional Securities"), of __% Convertible Quarterly Income Preferred Securities (liquidation amount $50 per preferred security), representing undivided beneficial interests in the assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Company and The Bank of New York, as trustee (the "Guarantee Trustee") and convertible into common stock, $.01 par value per share ("Common Stock") of the Company. The Firm Securities
-----------------------------

         *QUIPS is a servicemark of Goldman, Sachs & Co.






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and the Optional Securities that the Underwriters elect to purchase pursuant to
Section 2 hereof are referred to collectively as the "Securities." The firms designated as representatives of the Underwriters are referred to collectively as the "Representatives." The Trust is to purchase, with the proceeds from the sale of its Common Securities (liquidation amount $50 per common security) (the "Common Securities") and the sale of the Securities, __% Convertible
Subordinated Debentures due    , 2027 (the "Debentures") of the Company, to be
issued pursuant to a Subordinated Debt Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Debenture Trustee").

         The Company will be the holder of 100% of the Common Securities. The Trust will be subject to the terms of an Amended and Restated Trust Agreement (the "Trust Agreement"), among the Company and the trustees of the Trust (the "CMS Trustees"), including The Bank of New York, as property trustee (the "Property Trustee").

         1. Each of the Trust and the Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (a) A registration statement on Form S-3 (Registration No. 333-27849) (the "Initial Registration Statement") in respect of the Securities, the Debentures, the Guarantee and the Common Stock issuable upon the conversion or exchange of the Securities and/or Debentures has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act each in the form heretofore delivered to the Representatives); no stop order suspending the effectiveness of the Initial Registration Statement is in effect and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, the Debentures, the Guarantee and the Common Stock issuable upon the conversion or exchange of the Securities and/or the Debentures, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or





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         supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                 (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities or through the Representatives on behalf of any Underwriter expressly for use in the Prospectus as amended or supplemented relating to such Securities or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility and Qualification under the Trust Indenture Act (as defined herein) of the Debenture Trustee, the Guarantee Trustee and the Property Trustee;

                 (c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                 (d) There has not been any material and adverse change in the business, properties or financial condition of the Company and its Subsidiaries (as defined in Rule 405 under the Act, and hereinafter called the "Subsidiaries"), taken as a whole, from that set forth in the Registration





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         Statement (other than changes referred to in or contemplated by the
         Registration Statement or the Prospectus);

                 (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; each significant subsidiary (as defined in Rule 405 under the Act, and hereinafter called a "Significant Subsidiary") of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the Company has the requisite power and authority to authorize the offering of the Debentures, the Guarantee and the Common Stock issuable upon the conversion or exchange of the Securities and/or the Debentures, to exercise, deliver and perform this Agreement, and to issue, sell and deliver the Debentures, the Guarantee and the Common Stock issuable upon the conversion or exchange of the Securities and/or the Debentures;

                 (f) The shares of Common Stock of the Company issued and outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable; the shares of Common Stock issuable upon the conversion or exchange of the Securities and/or the Debentures have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and/or the Indenture, will be validly issued, fully paid and non-assessable; the issuance of the Common Stock upon the conversion or exchange of the Securities and/or the Debentures will not be subject to preemptive or other similar rights;

                 (g) The Securities have been duly and validly authorized by the Trust, and, when the Securities are issued and delivered, such Securities will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the Securities will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Securities is not subject to any preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement, and the terms of the Securities are valid and binding on the Trust;

                 (h) The Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; at each Time of Delivery (as defined in Section 3 hereof), all of the issued and outstanding Common





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         Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"); and the Common Securities and the Securities are the only interests authorized to be issued by the Trust;

                 (i) Except for the outstanding shares of preferred stock of Consumers Power Company and the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any Lien, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options;

                 (j) The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Prospectus;

                 (k) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                 (l) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Prospectus in connection with the purchase and distribution of the Securities, the Guarantee and the Debentures;

                 (m) The execution and delivery of this Agreement by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the issuance and sale of the Securities and the Common Securities by the Trust, the purchase of the Debentures by the Trust, the distribution of the Debentures by the Trust in the circumstances contemplated by the Trust Agreement, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement and by the Trust Agreement did not and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Trust Agreement, any material terms or provisions of any material agreement or instrument to which the Trust is a party, any existing material applicable law, rule or regulation or any judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its properties or assets, or did or will result in the creation or imposition of any Lien on the Company's properties or assets;





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                 (n)      The execution and delivery of this Agreement by the
         Company, the compliance by the Company with all of the provisions of this Agreement, the issuance and sale of the Securities and the Common Securities by the Trust, the sale of the Debentures by the Company to the Trust, the issuance by the Company of the Guarantee, the execution, delivery and performance by the Company of the Guarantor Agreements (as defined below), the issuance by the Company of the Common Stock upon the conversion or exchange of the Securities and/or the Debentures, the distribution of the Debentures by the Trust in the circumstances contemplated by the Trust Agreement, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the Guarantor Agreements did not and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material terms or provisions of any material agreement or instrument to which the Company is a party, any existing material applicable law, rule or regulation or any judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any Lien on the Company's properties or assets;

                 (o) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement or the Securities or (ii) if determined adversely, is likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement;

                 (p) Except as set forth in the Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries, or any of their respective properties, may be bound;

                 (q) Neither the Company, the Trust nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Securities, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust is not required to be registered under the Investment Company Act;

                 (r) The Securities and the shares of Common Stock issuable upon the conversion or exchange of the Securities and/or the Debentures have been approved for listing on the New York Stock Exchange, subject to notice of issuance;

                 (s) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust





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         Agreement between the Company and the CMS Trustees named therein and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and, to the knowledge of each of the Company and the Trust, the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                 (t) The Guarantee, the Debentures, the Trust Agreement and the Indenture (collectively, the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee and, in the case of the Trust Agreement, by the CMS Trustees and, in the case of the Indenture, by the Debenture Trustee, and, in the case of the Debentures, when validly authenticated and delivered by the Debenture Trustee and, in the case of the Guarantee, upon due execution, authentication and delivery of the Debentures and upon payment therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Debentures are entitled to the benefits of the Indenture; the Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"); and

                 (u) Each of the Preferred Securities, Guarantee, Debentures and the relationship among each of them will conform in all material respects to the description thereof contained in the Prospectus.

         2. Subject to the terms and conditions herein set forth, (a) the Trust and the Company agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price per share of $50 per Security, the number of Securities set forth opposite the name of such Underwriter in
Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Trust agrees, and the Company agrees to cause the Trust to, issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, at the purchase price per Security set forth in Clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional Securities) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Securities that all of the Underwriters are entitled to purchase pursuant to clause (a) of this
Section 2.

                 The Trust and the Company hereby grant to the Underwriters the right to purchase at their election up to 450,000 Optional Securities, at the purchase price per Security set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be determined by the Representatives but in no event earlier than the first Time of Delivery (as defined in Section 3 hereof)





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or, unless the Representatives and the Trust and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

                 As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Debentures of the Company, the Company at each Time of Delivery will pay to Goldman, Sachs & Co., for the accounts of the several Underwriters, an amount equal to $___ per Security for the Securities to be delivered by the Company hereunder at the Time of Delivery.

         3.      (a)      The Securities to be purchased by each Underwriter
shall be delivered by or on behalf of the Trust to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks, payable to the order of the Trust in federal or other immediately available funds. The Trust will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Trust with the DTC or its designated custodian. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on _________, 1997 or such other time and date as Goldman, Sachs & Co. and the Trust and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

                 At each Time of Delivery, the Company will pay, or cause to be paid, the commission payable at such Time of Delivery to the Underwriters under
Section 2 hereof in immediately available funds.

                 (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6(m) hereof, will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location prior to the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         4. The Trust and the Company, jointly and severally, agree with each of the Underwriters:

                 (a) To prepare the Prospectus as amended and supplemented in relation to the Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); prior to the Time of Delivery, to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented unless the Company has furnished the Representatives and counsel to the Underwriters with a copy for





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         their review and comment a reasonable time prior to filing and has reasonably considered any comments of the Representatives, and to make no such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representatives; to timely file all reports and any definitive proxy or information statements required to be filed by the Trust or the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities, the Debentures or the shares of Common Stock, if any, issuable upon the conversion or exchange of the Securities and/or the Debentures for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Regis- tration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                 (b) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time during the period of time (not exceeding nine months) after the date of the Prospectus when a Prospectus is required to be delivered under the Act to furnish the Underwriters in New York City with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time after the expiration of nine months in connection with the offering or sale of the Securities, the Debentures or the shares of Common Stock, if any, issuable upon the conversion or exchange of the Securities and/or the Debentures and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to prepare and file such document and to furnish without charge to each Underwriter as many copies as the Representatives may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                 (c) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                 (d) To make generally available to the Company's securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of the

         Registration Statement, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall comply in all material respects with the provisions of Section 11(a) of the Act and Rule 158 under the Act);

                 (e) To use its best efforts to qualify the Securities, the Debentures, the Guarantee and the shares of Common Stock issuable upon conversion or exchange of the Securities and/or the Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Underwriters and filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome;

                 (f) During the period beginning from the date hereof and continuing for a period of 90 days after the issuance of the Securities, not to offer, sell, contract to sell or otherwise dispose of (i) any Securities or any preferred stock or any other securities of the Company which are substantially similar to the Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive any of the foregoing securities, or (ii) any shares of any class of Common Stock of the Company, other than shares of Common Stock issuable upon conversion of the Securities or pursuant to the Company's Stock Purchase Plan, the Performance Incentive Stock Plan, the Employee Stock Ownership Plan and the Employee Savings and Incentive Plan, without the prior written consent of the Representatives;

                 (g) To issue the Guarantee concurrently with the issuance and sale of the Securities as contemplated herein;

                 (h) To use the net proceeds received by it from the sale of the Securities in the case of the Trust, and the Debentures, in the case of the Company, pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                 (i) To use its best efforts to list, subject to notice of issuance, the Securities and the shares of Common Stock issuable upon the conversion or exchange of the Securities and/or, if the Securities are exchanged for Debentures, Debentures on the New York Stock Exchange; and

                 (j) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon the conversion or exchange of the Securities and/or the Debentures.

         5. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Trust's and the Company's counsel and accountants in connection with the registration of the Securities and the shares of Common Stock issuable upon conversion of the Securities and/or the Debentures and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of any delivery to the Underwriters of any Blue Sky Memorandum; (iii) all expenses in connection with the qualification of the Securities, the Debentures and the shares of Common Stock issuable upon the conversion or exchange of the Securities and/or the Debentures for offering and sale under state securities laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s) up to an aggregate amount not to exceed $5,000; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the certificates for the Securities and the Debentures; (vi) the fees and expenses of the CMS Trustees, the Debenture Trustee and the Guarantee Trustee and any other agent thereof and the fees and disbursements of their counsel (it being understood that as among the Company and the Trust and such trustees, such fees and expenses shall not exceed $5,000); (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including, without limitation, the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         6. The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Trust and the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Trust and the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                 (b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, with respect to the incorporation of the Company and the formation of the Trust, insofar as the federal laws of the United States and the laws of the State of New York or the General Corporation Law of the State of Delaware or the Delaware Business Trust Act are concerned, the validity of the Securities, the Debentures, the Guarantee and the Prospectus, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Michael D. Van Hemert, Assistant General Counsel to the Company, shall have furnished to the Representatives his written opinion or opinions (a draft of each such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                          (i) The Company is a duly organized and validly existing corporation in good standing under the laws of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended and supplemented;

                          (ii) The Company has an authorized capitalization as set forth in the Prospectus, as amended or supplemented, and all of the issued shares of capital stock of the Company (including the Securities) have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock issuable upon the conversion or exchange of the Securities and/or Debentures have been duly authorized and reserved for issuance and, if and when issued and delivered in accordance with the provisions of the Trust Agreement and the Indenture, will be validly issued, fully paid and non- assessable, and will conform to the description of the Common Stock contained in the Prospectus in all material respects; and the issuance of such Common Stock is not subject to any preemptive or other similar rights;

                          (iii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would in the aggregate have a material adverse effect on the current or future consolidated financial position, securityholders' equity or results of operations of the Company and its Subsidiaries; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                          (iv) Each of this Agreement, the Indenture and the Guarantee have been duly authorized, executed and delivered by the Company; and the Debentures have been duly authenticated in accordance with the Indenture and delivered and paid for in accordance herewith;

                          (v) To the best knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments or sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Significant Subsidiary;

                          (vi) The issuance and sale of the Securities being delivered at the Time of Delivery, the compliance by the Company with all the provisions of this Agreement and the consummation of the transactions contemplated herein, the issuance and sale of the Securities and the Common Securities by the Trust, the sale of the Debentures by the Company to the Trust, the issuance by the Company of the Guarantee, the execution, delivery and performance by the Company of the Guarantor Agreements, the issuance by the Company of the Common Stock upon the conversion or exchange of the Securities and/or the Debentures, the distribution of the Debentures by the Trust in the circumstances contemplated by the Trust Agreement and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the Guarantor Agreements will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (except for such breaches or violations or defaults that would not have a material adverse effect on the business, property or financial condition of the Trust or of the Company and its Subsidiaries, taken as a whole), nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company or any statute or any currently existing order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its properties (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion);

                          (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Securities;

                          (viii)  Neither the Company nor any of its
         Significant Subsidiaries is in violation of its respective charters or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults the existence of which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                          (ix) The statements made in the Prospectus under the captions "Description of the Preferred Securities", "Description of the Guarantee", "Description of the Debentures", and "Relationship Among the Preferred Securities, the Debenture and the Guarantee", insofar as such statements constitute summaries of legal matters or documents referred to therein, are accurate in all material respects; the Securities, the Debentures, the Guarantee, the Trust Agreement, the Indenture and the Common Securities conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Registration Statement and the Prospectus;

                          (x) The Company is not an "investment company" within the meaning of the Investment Company Act. The Trust is not required to be registered under the Investment Company Act;

                          (xi) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the [operating statistics,] financial statements, notes, auditors' reports and related schedules therein, and any other financial [or statistical] data included or incorporated by reference therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; [and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading];

                          (xii) The Registration Statement and the Prospectus as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the [operating statistics,] financial statements, notes, auditors' reports and related schedules and any other financial [or statistical] data included or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (ix) of this Section 6(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the [operating statistics,] financial statements, notes, auditors' reports and related schedules and any other financial [or statistical] data included or incorporated by reference therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the [operating statistics,] financial statements, notes, auditors' reports and related schedules and any other financial [or statistical] data included or incorporated by reference therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the [operating statistics,] financial statements, notes, auditors' reports and related schedules and any other financial [or statistical] data included or incorporated by reference therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

                          (xiii) Upon due execution, authentication and delivery of the Securities and upon payment therefor, the Guarantor Agreements will be legally valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Debentures are entitled to the benefits of the Indenture; the Indenture has been duly qualified under the Trust Indenture Act; and

                          (xiv) To the best of such counsel's knowledge, the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; and to the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                 The foregoing opinions may be limited to the laws of Delaware, Michigan and the federal law of the United States. In giving such opinion, such counsel may rely, as to matters of Delaware law, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trust and the Company, in which case the opinion shall state that such counsel believes that you and he are entitled to so rely.

                 (d) Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Trust and the Company, shall have furnished to the Representatives such opinion or opinions (a draft of each such opinion is attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will be classified as a grantor trust and not as an association taxable as a corporation; and

                          (ii) The discussion set forth in the Prospectus under the captions "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences" and "-- Proposed Tax Legislation" and "Certain Federal Income Tax Consequences" is a fair and accurate summary of the matters addressed therein, based upon the assumptions stated or referred to therein.

                 (e) Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trust and the Company, shall have furnished to the Representatives, the Company and the Trust their written opinion or opinions (a draft of each such opinion is attached as Annex II(d) hereto), dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                          (i) This Agreement has been duly authorized, executed and delivered by the Trust;

                          (ii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and has the business trust power and authority to conduct its business as described in the Registration Statement and the Prospectus;

                          (iii) The Trust Agreement has been duly authorized, executed and delivered by each of the Company and the Trust, and constitutes a valid and binding agreement of each of the Company and the Trust, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (iv) Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the power and authority to
                  (a) execute and deliver, and to perform its obligations pursuant to, this Agreement, and (b) issue and perform its obligations under the Securities and Common Securities;

                          (v) The execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary action on the part of the Trust;.

                          (vi) The Securities have been duly authorized for issuance by the Trust and, when executed and authenticated by the property trustee in accordance with the terms of the Trust Agreement and delivered and paid for in accordance with this Agreement, will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of this Agreement except to the extent that enforcement of the Trust Agreement may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Securities may be obligated, pursuant to the Trust Agreement, to make payments, including (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of the Securities and (ii) to provide security and indemnity in connection with requests of or directions to the property trustee to exercise its rights and powers under the Trust Agreement; the issuance of the Securities is not subject to preemptive or other similar rights under the Delaware Business Trust Act or the Trust Agreement;

                          (vii)   The Common Securities have been duly
                  authorized for issuance by the Trust and, when executed and authenticated by the property trustee in accordance with the terms of the Trust Agreement and delivered and paid in accordance with the Common Securities Purchase Agreement, dated as of June __, 1997, between the Company and the Trust, will be validly issued, undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights under the Delaware Business Trust Act or the Trust Agreement;

                          (viii) None of the execution and delivery by the Trust of, or the performance by the Trust of its obligations under, this Agreement, or the issuance and sale of the Securities by the Trust in accordance with the terms of this Agreement or the consummation of the other transactions contemplated hereby, will contravene any provision of applicable law or the Trust Agreement or any agreement or other instrument governed by the laws of the State of Delaware binding upon the Trust as set forth in the Trust's certificate, or any judgment, order or decree applicable to the Trust as set forth in the Trust's certificate, of any governmental authority; and

                          (ix) No governmental approval is required for the issuance and sale of the Securities and the Common Securities by the Trust pursuant to this Agreement or the consummation of the other transactions contemplated hereby, except such as have been obtained and made.

        (f) [On the date of the Prospectus and also] at the Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated as of such date, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission, and (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representatives reasonably request;

        (g) That, between the date of the execution of this Agreement and the Time of Delivery, no material and adverse change shall have occurred in the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole, which, in the judgment of the Representatives, impairs the marketability of the Securities (other than changes referred to in or contemplated by the Registration Statement or Prospectus);

        (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, [and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock or the Company's financial strength or claims paying ability];

        (i) The Trust Agreement, the Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representatives;

        (j) The Securities and the shares of Common Stock issuable upon the conversion or exchange of the Securities and/or Debentures shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

        (k) The Company shall have complied with the provisions of Section 4(b) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

        (l) The Trust and the Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Trust and the Company to the effect that to the best of such person's knowledge, information and belief (i) there has been no material adverse change in the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole or the Trust from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus), (ii) the representations and warranties of the Trust and the Company herein at and as of such Time of Delivery are true and correct,
    (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Time of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         7. The obligations of the Company and the Trust shall be subject, in the discretion of the Company and the Trust, to the condition that the Registration Statement shall be effective under the Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

         8. (a) The Trust and the Company, jointly and severally, will, to the extent permitted by law, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with [investigating or] defending any such action or claim as such expenses are incurred; provided, however, that (i) neither the Trust nor the Company shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Trust and the Company by any Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility and Qualification under the Trust Indenture Act of the Debenture Trustee, the Guarantee Trustee and the Property Trustee, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such

Underwriter) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Underwriter to such person (i) with or prior to the written confirmation of sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Securities involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Trust and the Company against any losses, claims, damages or liabilities to which the Trust and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Trust and the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Trust and the Company for any legal or other expenses reasonably incurred by the Trust and the Company in connection with [investigating or] defending any such action or claim as such expenses are incurred.

         (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under subsection (a) or (b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person"), promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under subsection (a) or (b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representatives in the case of parties indemnified pursuant to subsection (b) and by the Company in the case of parties indemnified pursuant to subsection
(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses for more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons. Such firms shall be selected and designated in writing by Goldman, Sachs & Co.

         In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representatives and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                 (a) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                 (b) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                 (c) the Company and the Representatives shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

         The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such failure resulted in the indemnifying party being prejudiced in a material way, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust and the Company and the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, provided that the provisions of subsection (c) have been complied with (in all material respects) in respect of any separate counsel for such indemnified party. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount greater than the excess of (i) the total price at which the Securities underwritten by it and distributed to the public were offered to the public over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

         (e)     The obligations of the Trust and the Company under this
Section 7 shall be in addition to any liability which the Trust and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each Regular Trustee and to each person, if any, who controls the Trust and the Company within the meaning of the Act.

         9. (a) If any Underwriter under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Securities which it had agreed to purchase on the Time of Purchase, the Representatives shall immediately notify the Company and the Representatives and the other Underwriters may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), satisfactory in the Company to purchase, upon the terms herein set forth, the principal amount of Securities which the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, the Representatives shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the Time of Purchase shall be postponed for such period, not exceeding three business days, as the Company shall determine. If in the event of such a default, the Representatives shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Underwriter or Underwriters, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representatives within a further period of 36 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

                 (a) to require such non-defaulting Underwriters to purchase and pay for the respective principal amounts of Securities which they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the principal amount of Securities which the defaulting Underwriter shall have so failed to purchase up to a principal amount thereof equal to one-ninth (1/9) of the respective principal amounts of Securities which such non-defaulting Underwriters have otherwise agreed to purchase hereunder; and/or

                 (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the principal amount of Securities which such defaulting Underwriter had agreed to purchase, or that portion thereof which the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

         In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Representatives within such further period of 36 hours, and thereupon the Time of Purchase shall be postponed for such period, not exceeding five business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under clause (a) and/or
(b), the Company shall be deemed to have elected to terminate this Agreement.

         Any action taken by the Company under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Termination by the Company under this
Section 9 shall be without any liability on the part of the Company or any non-defaulting Underwriter.

         In the computation of any period of 36 hours referred to in this section 9, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday which would otherwise be included in such period of time.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Trust and the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Trust, the Company, or any officer, director, Regular Trustee or controlling person of the Trust or the Company, and shall survive delivery of and payment for the Securities.

         11. This Agreement may be terminated at any time prior to the Time of Delivery by the Representatives if, prior to such time, any of the following events shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

         If the Representatives elect to terminate this Agreement, as provided in this Section 11, the Representatives will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

         Notwithstanding the foregoing, the provisions of Sections 5 and 7 shall survive any termination of this Agreement.

         12. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman, Sachs & Co. on behalf of the Representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Trust or the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Trust and the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers, directors and administrative trustees of the Trust, the Company and each person who controls the Trust, the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Trust, the Company and one for each of the Representatives plus one for each counsel counterparts hereof.

                                      Very truly yours,

                                      CMS ENERGY TRUST I

                                      By:---------------------------------------
                                         Name:
                                         Title:  Administrative Trustee

                                      CMS ENERGY CORPORATION

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO.


BY:
   ---------------------------------------
         (GOLDMAN, SACHS & CO.)